EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

First Keystone Corporation

Berwick, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3D (No. 333-145093) of First Keystone Corporation of our reports dated March 15, 2018, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting of First Keystone Corporation, which appear in this Form 10-K.

/s/ BDO USA, LLP
Harrisburg, Pennsylvania

March 16, 2018